LOAN MODIFICATION AGREEMENT


     This Loan Modification Agreement is entered into as of August 6, 1998, by and between Allaire Corporation ("Borrower") and Silicon Valley Bank, a California-chartered bank doing business as "Silicon Valley East" ("Bank").

     1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated March 26, 1998, as may be amended (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Two Million Dollars ($2,000,000.00). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

     Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

         2. DESCRIPTION OF COLLATERAL: Repayment of the Indebtedness is secured by the Collateral as defined in the Loan Agreement. Additionally, Borrower has agreed with Bank not to further encumber any of its intellectual property pursuant to a Negative Pledge Agreement dated March 26, 1998.

     Hereinafter, the above-described security documents, together with all other documents securing payment of the Note (and other notes executed by Borrower in favor of Bank) shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

     3. DESCRIPTION OF CHANGE IN TERMS.
        -------------------------------

        A. Modification(s) to Loan Agreement.
           ----------------------------------

           1. Notwithstanding anything to the contrary provided in Sections 6.7,
              6.8 and 6.9, Bank shall not test the covenants provided therein through the month ending October 31, 1998. Accordingly, beginning with the month ending November 30, 1998, Bank shall resume testing such covenants. Additionally, Bank further reserves the right to amend such covenants in any manner as Bank may deem appropriate.

           2. The following Section 6.11 is hereby incorporated into the Loan Agreement, as follows:

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              6.11  Equity Event.
                    -------------

              Borrower shall complete an initial public offering of its common stock or receive a minimum of $5,000,000.00 in new equity from the sale of its stock on or before November 30, 1998.

           3. Section 8.2 entitled "Covenant Default" is hereby amended to include Section 6.11.

        B. Waiver of Financial Covenant Defaults.
           --------------------------------------

           1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Quick Ratio and Tangible Net Work covenants as of the months ended May 31, 1998 and June 30, 1998. Bank's waiver of Borrower's compliance of these covenants shall apply only to the foregoing periods. Accordingly, Borrower shall be in compliance with these covenants beginning with the month ending November 30, 1998.

              Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and
              (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

     4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

     5. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the indebtedness.

     6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by


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

virtue of this Loan Modification Agreement. The terms of this Paragraph apply no only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     7. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

     8. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

ALLAIRE CORPORATION                     SILICON VALLEY BANK, doing
                                        business as SILICON VALLEY EAST


By: /s/ David A. Gerth                  By: /s/ Pamela Aldsworth
    ---------------------------             ------------------------------------

Name: David A. Gerth                    Name: Pamela Aldsworth
      -------------------------               ----------------------------------

Title: CFO                              Title: Vice President
      -------------------------                ---------------------------------


                                        SILICON VALLEY BANK


                                        By: /s/ Heidi Fetty
                                            ------------------------------------

                                        Name: Heidi Fetty
                                              ----------------------------------

                                       Title: Documentation Officer
                                              ---------------------------------
                                              (Signed at Santa Clara County, CA)


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